                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 6 to the Registration Statement on Form S-1 of our reports dated August 1, 2005 and January 14, 2005, except as to the restatement described in Note 1, as to which the date is August 1, 2005, and as to the information disclosed in Note 17, as to which the date is October 7, 2005, relating to the combined financial statements of American Medical Response, Inc. and its subsidiaries and EmCare Holdings Inc. and its subsidiaries, which appear in such Registration Statement. We also consent to the use in this Registration Statement of our report dated November 14, 2005 relating to the balance sheet of Emergency Medical Services
Corporation which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Denver, Colorado
December 14, 2005